CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276223 on Form S-6 of our report dated February 12, 2024, relating to the financial statements of FT 11266, comprising International Capital Strength Portfolio, Series 62 and SMid Capital Strength Portfolio, Series 62, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 12, 2024